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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 22, 2005


                              AMSCAN HOLDINGS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                             000-21827               13-3911462
------------------                   ------------------      ---------------
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)       File Number)           Identification No.)


                  80 Grasslands Road, Elmsford, New York 10523
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (914) 345-2020

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 8 - OTHER EVENTS

ITEM 8.01     OTHER EVENTS

            As previously announced, Amscan Holdings, Inc. ("AHI") entered into an Agreement and Plan of Merger, dated as of September 26, 2005 (as amended, the "Merger Agreement"), among AHI, its wholly-owned subsidiary formed for the purposes of the transaction, BWP Acquisition, Inc. ("BWP") and Party City Corporation ("Party City"). Upon closing of the acquisition contemplated by the Merger Agreement (the "Acquisition"), AHI will own all of the outstanding capital stock of Party City. The Acquisition is anticipated to close prior to the end of 2005, and is subject to certain closing conditions, including approval from Party City's shareholders. Party City's shareholders' meeting to approve the Acquisition is scheduled for December 7, 2005. The parties filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott Rodino Antitrust Improvements Act effective October 7, 2005, and the waiting period expired at 11:59 p.m. on November 7, 2005.

            AHI, through its subsidiaries, is a leading designer, manufacturer and distributor of decorative party goods in the United States and the largest manufacturer of metallic balloons in the world, offering one of the broadest and deepest product lines in the industry.

            Party City, with 249 company-owned stores and 254 franchise locations as of September 30, 2005, is America's largest party goods retailer.

            For the twelve months ended September 30, 2005, the companies would have had pro forma combined revenues of approximately $875 million and pro forma combined EBITDA of approximately $100 million, excluding the synergies expected to be generated by the Acquisition. The pro forma combined EBITDA has been calculated in accordance with Regulation S-X.

            While Party City will become a wholly owned subsidiary of AHI upon consummation of the Acquisition, we anticipate that Party City will operate as a separate entity from our other subsidiaries. Our subsidiaries will continue to focus on serving existing customer relationships and will seek to minimize sales disruptions. We expect to leverage our distribution and product strengths for the benefit of our entire customer base.


            We believe that bringing the Party City business under the same umbrella as our existing subsidiaries will create attractive business opportunities that would not be available to us or to Party City on a stand-alone basis. We anticipate that the Acquisition will allow us to secure and expand our relationship with our largest customer, Party City. Increasing the product distributed through our existing distribution infrastructure will enable us to leverage fixed costs over a broader revenue stream, which should ultimately benefit all of our existing customers. The combination also provides opportunity for cost savings. Additionally, we see many possible growth opportunities going forward, including limited expansion of the Party City network, further expansion of our preferred customer programs for independent party goods retailers and the continued revenue and profitability improvement of Party City's base business.

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         The funds necessary to complete the Acquisition are estimated to be
$362 million. In order to finance the Acquisition as well as to refinance AHI's existing senior credit facilities and pay related fees and expenses, AHI's parent, AAH Holdings Corporation ("AAH Holdings") received equity commitments (the "Equity Commitments") from funds affiliated with Berkshire Partners LLC and Weston Presidio (the "Equity Sponsors"). AAH Holdings also received a debt commitment letter (the "Debt Commitment Letter"), dated September 26, 2005 from Goldman Sachs Credit Partners L.P. ("GSCP"), Banc of America Securities LLC ("BAS") and Bank of America, N.A. (together with GSCP and BAS, the "Lenders").

         The Lenders and Equity Sponsors, while remaining committed to the financing contemplated by the Equity Commitments and the Debt Commitment Letter, currently contemplate funding the Acquisition as well as the refinancing of AHI's senior credit facility and paying related fees and expenses with total equity contributions from the Equity Sponsors and management of $132 million, and $420 million of term loans, all under a senior secured term loan facility with a maturity of seven years, and $85 million of revolving loan commitments under a senior secured revolving loan facility with a maturity of six years. The proceeds of the term loans and up to $5 million of the revolving loans are expected to be available to finance the merger, repay or refinance certain existing debt of AHI and its subsidiaries, and to pay fees and expenses incurred in connection with the Acquisition and refinancing (the "Transactions"). In addition, AHI expects to utilize excess cash to fund the Transactions.

         The pro forma information contained herein is based on preliminary information and does not purport to present what our combined revenues or combined EBITDA would have been had the Transactions been completed prior to the period presented or indicate what they will be following completion of the Transactions. EBITDA as used in this report is net income before interest, taxes, depreciation and amortization.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
----------------------------------------------------

            Statements in this document regarding the Transactions, the expected effects, timing and completion thereof and any other statements about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed Acquisition due to the failure of Party City to obtain stockholder approval, the failure to consummate the necessary debt financing arrangements or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the Acquisition, the effects of increased leverage in our capital structure following the consummation of the Transactions, intense competition in our and Party City's industries, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2005

                            AMSCAN HOLDINGS, INC.

                            By:  /s/ Robert J. Small
                                 ------------------------------
                            Name: Robert J. Small
                            Title: Chairman of the Board